EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

United Financial Mortgage Corp. Announces Closing

of the Acquisition of the Prime Wholesale Origination

Division of AmPro Mortgage Corporation

•	Acquisition is non dilutive and immediately accretive to earnings;
•	Expected to add between $2.4 and $3 billion in annual originations;
•	Acquisition creates the 29th largest wholesale residential mortgage lender in the country and ranks UFMC as the 58th largest national mortgage lender in the United States.

Oak Brook, IL, Thursday, September 1, 2005 -- United Financial Mortgage Corp. (NASDAQ: UFMC or the “Company”) announced today that it has completed the acquisition of AmPro Mortgage Corporation’s eight prime wholesale production offices and AmPro’s Phoenix, Arizona operations center.

The eight production offices will continue to do business under the name AmPro Mortgage. The Company expects the acquisition to contribute total additional annual originations of between $2.4 and $3 billion, representing between approximately a 90% to 112% increase over UFMC’s fiscal 2005 originations. The acquisition is also expected to have an accretive impact on UFMC’s earnings.

The acquisition is consistent with UFMC’s core growth strategy of growing through select accretive acquisitions. On completion of the acquisition, according to information published by National Mortgage News, which is based in Washington, DC, UFMC will be the 29th largest residential wholesale mortgage lender in the country and the 58th largest residential mortgage lender in the United States, based on 2004 loan originations.

About United Financial Mortgage Corp.
United Financial Mortgage Corp. is an independent mortgage banker that originates, funds, sells and services residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 38 retail offices and 16 wholesale operations centers across 19 states. For additional information, please visit the Company’s web site at www.ufmc.com.

This press release contains forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,”“expect,”“anticipate,”“plan,”“intend,”“estimate,”“may,”“will,”“would,”“could,”“should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s market, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

For Further Information Contact:
Dave Gentry, Aurelius Consulting Group, Inc., Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751, (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com